UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 21, 2009

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On July 21, 2009, RSM McGladrey, Inc. (“RSM”), a subsidiary of H&R Block, Inc. (the “Company”), received from McGladrey & Pullen, LLP (“M&P”) a notice of its intent to terminate the Administrative Services Agreement, dated as of January 30, 2006 by and among RSM and M&P, as amended by Amendment Number One (1) to Administrative Services Agreement, effective as of June 1, 2008 (as amended, the “Administrative Services Agreement”). Unless revoked or modified, the effect of the notice will be to terminate the Administrative Services Agreement as of February 16, 2010.

Pursuant to the Administrative Services Agreement, RSM (i) provides accounting, payroll, human resources, marketing and other administrative services to M&P Firms in return for a management fee and (ii) has a cost-sharing arrangement with M&P, whereby M&P reimburses RSM for certain costs, mainly for the use of RSM-owned or leased real estate, property and equipment. M&P may terminate the Administrative Services Agreement upon 210 days notice. Following such a termination, M&P generally is prohibited for a period of three years from engaging in businesses in which RSM engages or soliciting RSM clients.

A copy of the Company’s press release regarding the M&P notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release issued July 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	July 24, 2009	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press release issued July 22, 2009